                                                                    EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated November 10, 1995, except with respect to Note 2 and the second paragraph of Note 22 as to which the date is January 5, 1996, included in this Form 10-K into the Company's previously filed Registration Statement File No.2-96027, File No.2-70438, File No.2-75588,
File No.2-81024, File No.2-96028, File No.2-98182, File No.33-3343,
File No.33-5375, File No.33-16750, File No.33-27223, File No.33-31178, File
No.33-31645, File No.2-58406, File No.2-73543, File No.2-96029,
File No.33-5374, File No.33-5373, File No.33-19723, File No.33-22643,
File No.33-22644, File No.33-28943, File No.33-28944, File No.33-38211,
File No.33-52951 and File No.33-53465.




Indianapolis, Indiana                                ARTHUR ANDERSEN LLP
January 12, 1996